UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 19, 2013

Internap Network Services Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31989 (Commission File Number)	91-2145721 (IRS Employer Identification Number

One Ravinia Drive, Suite 1300, Atlanta, Georgia (Address of Principal Executive Offices)	30346 (Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Securities Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 240.13e-2(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following actions were taken by Internap Network Services Corporation (“our,” “us” or “we”):

Approval of Annual Performance Bonuses and Increases in Base Salary

On February 19, 2013, our compensation committee of the board of directors, in the case of named executive officers other than our Chief Executive Officer, and on February 20, 2013, our board of directors, in the case of our Chief Executive Officer, approved bonuses under our 2012 Short-Term Incentive Plan, which we previously filed as Exhibit 10.31 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2011. These bonuses were awarded based upon achievement of personal and corporate objectives, in the case of named executive officers other than the Chief Executive Officer and Chief Financial Officer, and achievement of corporate objectives, in the case of the Chief Executive Officer and Chief Financial Officer. We will pay the bonuses in cash on or before March 15, 2013.

Name and Title	Bonus
J. Eric Cooney, Chief Executive Officer	$393,300
Kevin M. Dotts, Chief Financial Officer1	68,717
Steven A. Orchard, Senior Vice President, Development and Operations	72,305
Richard A. Shank, Senior Vice President, Global Sales	69,244

(1)	Mr. Dotts joined us on August 30, 2012. The bonus paid to Mr. Dotts was negotiated in connection with his commencement of employment.

In addition, our compensation committee approved an increase in the base salary of the following executive officers effective April 1, 2013: Mr. Dotts from $310,000 to $316,200, Mr. Orchard from $260,000 to $267,280 and Mr. Shank from $240,000 to $245,000.

Approval of Long-Term Incentive Grants

On February 19, 2013, our compensation committee, in the case of named executive officers other than our Chief Executive Officer, and on February 20, 2013, our board of directors, in the case of our Chief Executive Officer, approved long-term incentive grants in the form of stock options, based on the individual’s role in our company and individual performance. The stock options vest 25% after one year and in equal monthly increments for three years thereafter. The options have a 10-year term and an exercise price of $8.72, the fair market value of our common stock on February 22, 2013, the grant date. The following grants were approved:

Name and Title	Number of Options (#)
J. Eric Cooney, Chief Executive Officer	249,700
Kevin M. Dotts, Chief Financial Officer	104,670
Steven A. Orchard, Senior Vice President, Development and Operations	67,476
Richard A. Shank, Senior Vice President, Global Sales	53,681

2013 Short-Term Incentive Plan

On February 19, 2013, our compensation committee approved the 2013 Short Term Incentive Plan. Under the plan, certain employees (including named executive officers) may be eligible for the award of a cash bonus after our 2013 fiscal year end. The cash bonus of each participant (other than our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents, which includes our named executive officers) will be based on achievement of corporate and personal objectives, with a target award level expressed as a percentage of salary. The cash bonus of our Chief Executive Officer, Chief Financial Officer and Senior Vice Presidents will be based on achievement of corporate objectives only, with a target award level expressed as a percentage of salary. The corporate objectives are based on revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”) and bookings net of churn. The personal objectives are individualized for each participant below the level of Senior Vice President.

The table below identifies the target incentives as a percentage of base salary for named executive officers:

STI Participation Level	Target Incentive (% Salary)
CEO and CFO	Up to 100%
Other Named Executive Officers	Up to 50%

For named executive officers, the maximum bonus potential is up to two times the target incentive based on achievement of stretch corporate objectives. Our compensation committee may amend, modify, terminate or suspend operation of the plan at any time. If a participant is not an employee on the date awards from the plan are paid (other than by reason of death or disability), the participant shall not have earned and will not receive any payment under the plan.

The above description is qualified in its entirety by reference to the full text of the 2013 Short Term Incentive Plan, which is being filed as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

10.1	2013 Short Term Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION

Date: February 25, 2013	By:	/s/ J. Eric Cooney
J. Eric Cooney
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	2013 Short Term Incentive Plan.